Exhibit 99.1

CV Sciences, Inc. Reports Third Quarter 2020 Financial Results

San Diego, CA - November 5, 2020 (GLOBE NEWSWIRE) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent supplier and manufacturer of hemp cannabidiol (CBD) products, today announced its financial results for the quarter ended September 30, 2020.

Third Quarter 2020 and Recent Operating Highlights

•	Revenue of $5.6 million for the third quarter of 2020;

•	E-commerce sales of $1.8 million for the third quarter of 2020;

•	Gross margin of 44.2% for the third quarter of 2020;

•	Maintained strong total cash balance of $6.1 million at quarter end;

•	Launched PlusCBDTM brand refresh and new products;

•	Launched Happy LaneTM, a new THC-free CBD brand and product line for the convenience store channel;

•	Launched CVTM Defense, a clinically supported immune formula which provides daily support; and

•	Launched PlusCBDTM Pet, a full line of hemp extracts formulated exclusively for dogs and cats.

“We are pleased to deliver a return to modest sequential revenue growth during the third quarter and have been active with our product and business development activities. We are aggressively driving innovation to accelerate new product and category development. We have also enhanced our e-commerce activities, redesigning our CV Sciences website to support consumer sales of our growing immunity line and are actively working with new potential distribution partners and e-commerce retailers to broaden distribution. We remain confident in the long-term outlook for CBD and continue to support all efforts to drive industry-wide science and regulatory-support while leading with our industry-leading quality products,” stated Joseph Dowling, Chief Executive Officer of CV Sciences. “We are developing distribution for our recent launch of Happy LaneTM, and continue to believe there is a significant opportunity in the convenience store channel for this value-priced brand. We expanded our offering in the immunity category, announced the launch of our pet line and have further new offerings slated for launch in the fourth quarter. I could not be more pleased with how the entire CV Sciences team has aggressively driven our growth efforts amid the daily challenges of the COVID-19 pandemic. While future hurdles are difficult to forecast given the current environment, I am confident in our team’s ability to adapt and continue to execute our key business strategies. Our focus remains on driving growth and shareholder value through our emphasis on quality, innovation, distribution expansion and category leadership.”

Operating Results - Third Quarter 2020 Compared to Third Quarter 2019
Sales for the third quarter of 2020 were $5.6 million, a decrease of 56% from $12.6 million in the third quarter of 2019. Third quarter sales were impacted by the current COVID-19 pandemic and increased market competition, which is largely due to the uncertain regulatory environment for CBD. The Company's products were sold in 6,227 retail stores nationwide as of September 30, 2020, up from 5,435 stores as of September 30, 2019.

The Company recognized an operating loss of $3.2 million in the third quarter of 2020, compared to an operating loss of $1.8 million in the prior year.

The Company had negative adjusted EBITDA for the third quarter of 2020 of $2.3 million, compared to negative adjusted EBITDA of $0.9 million for the third quarter of 2019.

Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results today at 4:30 pm EDT/1:30 pm PDT. The webcast of the conference call will be available on the Investor Relations section of the Company's web site at https://ir.cvsciences.com/news-events or directly http://public.viavid.com/index.php?id=142188. Investors interested in participating in the live call can also dial (800) 909-4985 from the U.S. or international callers can dial (212) 231-2921, passcode: 21971382. A telephone replay will be available approximately two hours after the call concludes, and will be available through Thursday, November 12, 2020, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 21971382.

About CV Sciences, Inc.
CV, or Curriculum Vitae, is Latin for "course of life", and science is the pursuit of truth. CV Sciences: our name is our mission --improving quality of life through nature and science.

CV Sciences, Inc. (OTCQB:CVSI) operates two distinct business segments: a consumer product division focused on manufacturing, marketing and selling plant-based dietary supplements and CBD products to a range of market sectors; and a drug development division focused on developing and commercializing CBD-based novel therapeutics. The Company’s PlusCBD™ products are sold at more than 6,200 retail locations throughout the U.S. and it is the top-selling brand of hemp-derived CBD in the natural products market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry.  CV Sciences follows all guidelines for Good Manufacturing Practices (GMP) and the Company’s products are processed, produced, and tested throughout the manufacturing process to confirm strict compliance with company standards and specifications.  With a commitment to science, PlusCBD™ product benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov.  PlusCBD™ was the first hemp CBD supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. CV Sciences, Inc. has primary offices and facilities in San Diego, California.  Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties.

Contact Information

Investor Contact:
ICR
Scott Van Winkle
617-956-6736
scott.vanwinkle@icrinc.com

Media Contact:
ICR
Cory Ziskind
646-277-1232
cory.ziskind@icrinc.com

CV SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months ended September 30,		Nine Months ended September 30,
	2020	2019	2020	2019
Product sales, net	$5,564	$12,603	$19,230	$44,368
Cost of goods sold	3,106	4,175	10,442	13,430
Gross Profit	2,458	8,428	8,788	30,938

Operating expenses:
Research and development	412	1,544	2,667	4,574
Selling, general and administrative	5,197	8,657	19,249	36,261
	5,609	10,201	21,916	40,835

Operating Loss	(3,151)	(1,773)	(13,128)	(9,897)

Interest (income) expense, net	6	(7)	—	(2)
Loss before income taxes	(3,157)	(1,766)	(13,128)	(9,895)
Income tax expense (benefit)	—	3	(138)	29
Net Loss	$(3,157)	$(1,769)	$(12,990)	$(9,924)

Weighted average common shares outstanding, basic and diluted	99,950	98,733	99,831	97,524
Net loss per common share, basic and diluted	$(0.03)	$(0.02)	$(0.13)	$(0.10)

CV SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$5,563	$9,107
Restricted cash	501	501
Accounts receivable, net	1,318	2,177
Inventory	8,685	9,971
Prepaid expenses and other	8,138	10,611
Total current assets	24,205	32,367

Property & equipment, net	3,096	3,615
Operating lease assets	3,199	8,709
Intangibles, net	3,739	3,766
Goodwill	2,788	2,788
Other assets	1,378	1,442
Total assets	$38,405	$52,687

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,647	$1,617
Accrued expenses	9,817	10,856
Operating lease liability - current	688	723
Current portion of long-term debt	363	—
Total current liabilities	12,515	13,196

Debt	2,543	—
Operating lease liability	3,635	9,517
Deferred tax liability	263	421
Other liabilities	—	406
Total liabilities	18,956	23,540

Commitments and contingencies

Stockholders' equity
Preferred stock, par value $0.0001; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.0001; 190,000 shares authorized, 100,029 and 99,416 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	10	10
Additional paid-in capital	74,066	70,774
Accumulated deficit	(54,627)	(41,637)
Total stockholders' equity	19,449	29,147

Total liabilities and stockholders' equity	$38,405	$52,687

CV SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
(in thousands)

	Nine Months ended September 30,
	2020	2019
OPERATING ACTIVITIES
Net loss	$(12,990)	$(9,924)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Depreciation and amortization	629	533
Stock-based compensation	3,116	4,915
Stock-based compensation associated with founders employment settlement	—	7,857
Deferred taxes	(158)	—
Non-cash lease expense	455	497
Loss on sale of property and equipment	176	—
Other	240	38
Change in operating assets and liabilities:
Accounts receivable	717	(240)
Inventory	1,858	(1,475)
Prepaid expenses and other	2,640	(659)
Accounts payable and accrued expenses	(2,515)	857
Net cash provided by (used in) operating activities	(5,832)	2,399

INVESTING ACTIVITIES
Purchase of property and equipment	(794)	(901)
Net cash flows used in investing activities	(794)	(901)

FINANCING ACTIVITIES
Proceeds from debt	2,906	—
Repayment of unsecured debt	—	(474)
Proceeds from exercise of stock options	176	279
Net cash flows provided by (used in) financing activities	3,082	(195)

Net increase (decrease) in cash, cash equivalents and restricted cash	(3,544)	1,303
Cash, cash equivalents and restricted cash, beginning of period	9,608	12,935
Cash, cash equivalents and restricted cash, end of period	$6,064	$14,238

Supplemental cash flow disclosures:
Interest paid	$—	$9
Income taxes paid	$18	$70
Supplemental disclosure of non-cash transactions:
Purchase of property and equipment in accounts payable and accrued expenses	$239	$21
Operating ROU lease assets obtained in exchange for operating lease liabilities	$—	$5,405
Derecognition of operating ROU lease assets related to operating lease termination	$(4,704)	$—
Sale of property and equipment in exchange for note receivable (recorded in prepaid expenses and other) and inventory	$675	$—

CV SCIENCES, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

We prepare our condensed consolidated financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as net income and loss per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options and other non-recurring items. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.
Adjusted EBITDA is defined by us as EBITDA (net income (loss) plus depreciation expense, amortization expense, interest and income tax expense (benefit), further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.
We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net loss to non-GAAP net income (loss) for the three and nine months ended September 30, 2020 and 2019 is detailed below:

	Three Months ended September 30,		Nine Months ended September 30,
	2020	2019	2020	2019
	(in thousands, except per share data)
Net loss - GAAP	$(3,157)	$(1,769)	$(12,990)	$(9,924)
Stock-based compensation (1)	615	699	3,116	4,915
Stock-based compensation associated with founder employment settlement (2)	—	—	—	7,857
Payroll expense associated with founder employment settlement (3)	—	—	—	934
Net income (loss) - non-GAAP	$(2,542)	$(1,070)	$(9,874)	$3,782

Diluted EPS - GAAP	$(0.03)	$(0.02)	$(0.13)	$(0.10)
Stock-based compensation (1)	—	0.01	0.03	0.04
Stock-based compensation associated with founder employment settlement (2)	—	—	—	0.08
Payroll expense associated with founder employment settlement (3)	—	—	—	0.01
Diluted EPS - non-GAAP	$(0.03)	$(0.01)	$(0.10)	$0.03

Shares used to calculate diluted EPS - GAAP	99,863	98,733	99,771	97,524
Shares used to calculate diluted EPS - non-GAAP	99,863	98,733	99,771	117,318
_____________

(1)
Represents stock-based compensation expense related to stock options awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.

(2)	Represents stock-based compensation expense related to accelerated vesting of RSU's and the modification of certain stock options associated with the settlement agreements with our founder.

(3)	Represents accrued payroll and related benefits associated with the separation of our founder.

A reconciliation from our net loss to Adjusted EBITDA, a non-GAAP measure, for the three months ended September 30, 2020 and 2019 is detailed below:

	Three Months ended September 30, 2020			Three Months ended September 30, 2019
	Consumer Products	Specialty Pharma	Total	Consumer Products	Specialty Pharma	Total
	(in thousands)
Net loss	$(2,855)	$(302)	$(3,157)	$(651)	$(1,118)	$(1,769)
Depreciation	231	—	231	170	—	170
Amortization	—	9	9	—	9	9
Interest expense (income)	6	—	6	(7)	—	(7)
Income tax expense	—	—	—	3	—	3
EBITDA	(2,618)	(293)	(2,911)	(485)	(1,109)	(1,594)
Stock-based compensation (1)	581	34	615	657	42	699
Adjusted EBITDA	$(2,037)	$(259)	$(2,296)	$172	$(1,067)	$(895)
A reconciliation from our net loss to Adjusted EBITDA, a non-GAAP measure, for the nine months ended September 30, 2020 and 2019 is detailed below:

	Nine Months ended September 30, 2020			Nine Months ended September 30, 2019
	Consumer Products	Specialty Pharma	Total	Consumer Products	Specialty Pharma	Total
	(in thousands)
Net loss	$(10,827)	$(2,163)	$(12,990)	$(7,134)	$(2,790)	$(9,924)
Depreciation	602	—	602	506	—	506
Amortization	—	27	27	—	27	27
Interest expense (income)	—	—	—	(2)	—	(2)
Income tax expense (benefit)	(138)	—	(138)	29	—	29
EBITDA	(10,363)	(2,136)	(12,499)	(6,601)	(2,763)	(9,364)
Stock-based compensation (1)	3,048	68	3,116	4,794	121	4,915
Stock-based compensation associated with founder employment settlement (2)	—	—	—	7,857	—	7,857
Payroll expense associated with founder employment settlement (3)	—	—	—	934	—	934
Adjusted EBITDA	$(7,315)	$(2,068)	$(9,383)	$6,984	$(2,642)	$4,342
______________

(1)
Represents stock-based compensation expense related to stock options awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.

(2)	Represents stock-based compensation expense related to accelerated vesting of RSU's and the modification of certain stock options associated with the settlement agreements with our founder.

(3)	Represents accrued payroll and related benefits associated with the separation of our founder.